As filed with the Securities and Exchange Commission on December 30, 1999
                                                  REGISTRATION NO. __________
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              ---------------------

                       NETWORK-1 SECURITY SOLUTIONS, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                                      11-3027591
   (State or other jurisdiction                        (I.R.S. employer
       of incorporation)                             identification number)

                              ---------------------

                       1601 TRAPELO ROAD, RESERVOIR PLACE
                          WALTHAM, MASSACHUSETTS 02451
                                 (781) 522-3400
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                             ----------------------

                       NETWORK-1 SECURITY SOLUTIONS, INC.
                   AMENDED AND RESTATED 1996 STOCK OPTION PLAN
                            (Full title of the plan)

                             ----------------------

                                  AVI A. FOGEL
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                       NETWORK-1 SECURITY SOLUTIONS, INC.
                       1601 TRAPELO ROAD, RESERVOIR PLACE
                          WALTHAM, MASSACHUSETTS 02451
                                 (781) 522-3400
               (Address, including zip code, and telephone number,
                   including area code, of agent for service)

                             -----------------------

                                   COPIES TO:
                               SAM SCHWARTZ, ESQ.
                          SOLOVAY EDLIN & EISEMAN, P.C.
                                845 THIRD AVENUE
                            NEW YORK, NEW YORK 10022
                                 (212) 752-1000

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


                                        CALCULATION OF REGISTRATION FEE
==============================================================================================================
                                                              PROPOSED
                                                              MAXIMUM        PROPOSED MAXIMUM      AMOUNT OF
                                         AMOUNT TO BE      OFFERING PRICE   AGGREGATE OFFERING   REGISTRATION
TITLE OF SECURITIES TO BE REGISTERED      REGISTERED       PER SHARE (2)        PRICE (2)            FEE
------------------------------------  ------------------  ----------------  ------------------  --------------
Common Stock, par value
   $.01 per share...................   1,800,000 shares    $7.09375         $12,768,750         $3,370.95
==============================================================================================================

(1) Represents the aggregate number of shares of common stock, par value $.01 per share (the "Common Stock"), of Network-1 Security Solutions, Inc. (the "Company") issuable upon exercise of stock options granted or to be granted by the Company under its 1996 Stock Option Plan, as amended and restated to date (the "Plan"), for which no registration statement has been filed.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) promulgated under the Securities Act, based on the average of the high and low sales prices for the shares of Common Stock as reported on the Nasdaq Stock Market's SmallCap Market on December 27, 1999.

                                     PART I.

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         The document or documents containing the information specified in Part 1 are not required to be filed with the Securities and Exchange Commission (the "Commission") as part of this Form S-8.




                                    PART II.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Securities and Exchange Commission (the "Commission") by Network-1 Security Solutions, Inc., a Delaware corporation (referred to herein as either the "Company" or the "Registrant"), pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the Securities Act of 1933, as amended (the "Securities Act"), are incorporated by reference in this Registration Statement:

         1. the Company's Annual Report on Form 10-KSB for the year ended December 31, 1998;

         2. the Company's Quarterly Reports on Form 10-QSB for the quarters ended March 31, June 30, and September 30, 1999; and

         3. the description of the Common Stock set forth in the Company's Registration Statement on Form 8-A filed October 9, 1998 and any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not Applicable.


ITEM 5.  INTEREST OF NAMED EXPERTS.

         Not Applicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporations Law (the "DGCL") contains provisions entitling the Company's directors and officers to indemnification from judgments, fines, amounts paid in settlement, and reasonable expenses (including attorneys' fees) as the result of an action or proceeding in which they may be involved by reason of having been a director or officer of the Company. In its Certificate of Incorporation, as amended, the Company has included a provision that limits, to the fullest extent now or hereafter permitted by the DGCL, the personal liability of its directors to the Company or its stockholders for monetary damages arising from a breach of their fiduciary duties as directors. Under the DGCL as currently in effect, this provision limits a director's liability except where such director (i) breaches his duty of loyalty to the Company or its stockholders, (ii) fails to act in good faith or engages in intentional misconduct or a knowing violation of law,
(iii) authorizes payment of an unlawful dividend or stock purchase or redemption as provided in Section 174 of the DGCL, or (iv) obtains an improper personal benefit. This provision does not prevent the Company or its stockholders from seeking equitable remedies, such as injunctive relief or rescission. If equitable remedies are found not to be available to stockholders in any particular case, stockholders may not have any effective remedy against actions taken by directors that constitute negligence or gross negligence.

         The Certificate of Incorporation, as amended, also includes provisions to the effect that (subject to certain exceptions) the Company shall, to the maximum extent permitted from time to time under the law of the State of Delaware, indemnify any director or officer to the extent that such indemnification is permitted under such law, as it may from time to time be in effect. In addition, the By-Laws require the Company to indemnify, to the fullest extent permitted by law, any director or officer of the Company for acts which such person reasonably believes are not in violation of the Company's corporate purposes as set forth in the Certificate of Incorporation. At present, the DGCL provides that, in order to be entitled to indemnification, an individual must have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the Company's best interests.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to any charter, provision, by-law, contract, arrangement, statute or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.


ITEM 8.  EXHIBITS

No.      Description
---      -----------

4.1 Certificate of Incorporation, as amended, of the Company. Previously filed as Exhibit 3.1 to the Company's Registration Statement on Form SB-2 (Registration No. 333-59617), declared effective by the Commission on November 12, 1998 (the "1998 Registration Statement"), and incorporated herein by reference.

4.2 By-laws of the Company. Previously filed as Exhibit 3.2 to the 1998 Registration Statement, and incorporated herein by reference.

4.3 The Company's Amended and Restated 1996 Stock Option Plan. Previously filed as an attachment to the Company's Proxy Statement filed on May 28, 1999, and incorporated herein by reference.

5.1* Opinion of Solovay Edlin & Eiseman, P.C. regarding legality of securities being registered.

23.1* Consent of Richard A. Eisner & Company, LLP, independent certified public accountants.

23.2     Consent of Solovay Edlin & Eiseman, P.C. (contained in Exhibit 5.1).
------------------
*   Filed herewith


ITEM 9.  UNDERTAKINGS

         (1)  The undersigned Registrant hereby undertakes that it will:

                  (a) File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

                        (i) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                        (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement; and

                        (iii) include any additional or changed material information on the plan of distribution.

                  (b) For determining liability under the Securities Act, treat each post-effective amendment as a new Registration Statement of the securities offered, and the offering of securities at that time to be the initial BONA FIDE offering.

                  (c) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of this offering.

         (2) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                                   SIGNATURES
                                   ----------

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts.

Dated:  December 30, 1999


                                       NETWORK-1 SECURITY SOLUTIONS, INC.

                                       By: /S/ Avi A. Fogel
                                           ----------------------
                                           Avi A. Fogel
                                           President and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:



Signature                         Title                                         Date
---------                         -----                                         ----
/S/ Avi A. Fogel                  President, Chief Executive Officer            December 30, 1999
--------------------------        and Director (principal executive
Avi A. Fogel                      officer)


/S/ Murray P. Fish                Chief Financial Officer & Secretary           December 30, 1999
--------------------------        (principal financial and accounting
Murray P. Fish                    officer)


/S/ Corey M. Horowitz             Chairman of the Board of Directors            December 30, 1999
--------------------------
Corey M. Horowitz


/S/ Marcus J. Ranum               Director                                      December 30, 1999
--------------------------
Marcus J. Ranum

                                INDEX TO EXHIBITS


NO.      DESCRIPTION
---      -----------

4.1 Certificate of Incorporation, as amended, of the Company. Previously filed as Exhibit 3.1 to the Company's Registration Statement on Form SB-2 (Registration No. 333-59617), declared effective by the Commission on November 12, 1998 (the "1998 Registration Statement"), and incorporated herein by reference.

4.2 By-laws of the Company. Previously filed as Exhibit 3.2 to the 1998 Registration Statement, and incorporated herein by reference.

4.3 The Company's Amended and Restated 1996 Stock Option Plan. Previously filed as an attachment to the Company's Proxy Statement filed on May 28, 1999, and incorporated herein by reference.

5.1* Opinion of Solovay Edlin & Eiseman, P.C. regarding legality of securities being registered.

23.1* Consent of Richard A. Eisner & Company, LLP, independent certified public accountants.

23.2     Consent of Solovay Edlin & Eiseman, P.C. (contained in Exhibit 5.1).

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*   Filed herewith